UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2026

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Invesco Commercial Real Estate Finance Trust, Inc.
(Exact name of registrant as specified in its charter)
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Maryland	000-56564	92-1080856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2300 N Field Street
Suite 1200
Dallas, Texas 75201
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 715-7400
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01    Other Events.
September 2026 Distributions
On September 30, 2026, Invesco Commercial Real Estate Finance Trust, Inc. (the “Company”) declared distributions for each class of its common stock in the amount per share set forth below:

	Gross Distribution	Stockholder Servicing Fee(1)	Net Distribution
Class S Common Stock	$0.1800	$0.0034	$0.1766
Class S-1 Common Stock	$0.1800	$0.0175	$0.1625
Class D Common Stock	$0.1800	$—	$0.1800
Class D-1 Common Stock	$0.1800	$0.0051	$0.1749
Class I Common Stock	$0.1800	$—	$0.1800
Class E Common Stock	$0.1800	$—	$0.1800
Class F Common Stock	$0.1800	$—	$0.1800
(1) For Class D Common Stock, the stockholder servicing fee is rounded and may result in a net distribution equal to the gross distribution when the stockholder servicing fee is less than $0.0001 per share.
The gross distribution amount above reflects a distribution of $0.1600 per share for the month of September and a special distribution of $0.0200 per share. The net distribution for each class of common stock is payable to stockholders of record as of the close of business on September 30, 2026, and will be paid on or about October 15, 2026. These distributions will be paid in cash or reinvested in shares of the Company's common stock for stockholders participating in the Company's distribution reinvestment plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Commercial Real Estate Finance Trust, Inc.

By:	/s/ Courtney Popelka
Courtney Popelka
Chief Financial Officer and Treasurer

Date: September 30, 2026